Exhibit 3.3

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

ARTICLE ONE

NAME

The name of this corporation is the Bank of Woodstock.

ARTICLE TWO

OBJECTS AND PURPOSES

The objects and purposes for which this corporation is formed are:

1. To do, conduct and transact generally the business of a commercial bank and to do all the things and exercises all powers and perform all functions which a commercial bank is authorized or empowered to do, exercise or perform under and by virtue of the laws of the State of Vermont, or which it may be by law hereafter authorized to do.

2. To conduct a safe deposit business, and in the conduct of the safe deposit business to store and hold for others personal property and securities with or without compensation, and to maintain vaults and safes and receptacles therein for the storage, safe-depositing and safe-keeping of personal property and securities, and to rent and hire such safes and receptacles to others on such terms and conditions as the corporation may deem advisable.

3. To conduct the business of a commercial bank, as hereinbefore set forth, as separate or different departments of the corporation or bank, in the manner authorized by the laws of the State of Vermont, or in any manner that may hereafter be authorized or required by the laws of the State of Vermont.

4. To establish, maintain and conduct a branch or branches in accordance with the laws of the state of Vermont.

5. To perform the general and specific powers of all State banks as now or thereinafter set forth in Subchapter 2 of Chapter 53 of Title 8 of the Vermont Statutes Annotated, and the general corporate powers as now or thereinafter set forth in 11A VSA Section 3.02 which are not consistent therewith.

ARTICLE THREE

LOCATION OF PRINCIPAL OFFICE

The principal office for the transaction of business of this corporation is to be located at One Bond Street in Woodstock, County of Windsor and State of Vermont.

ARTICLE FOUR

CAPITALIZATION

There shall be two classes of stock in the corporation. One class shall be known as Class A common stock, the other shall be known as Class B common stock. Both Class A and Class B common stock shall have a par value of $5.00 per share.

The total number of shares of Class A common stock, $5.00 par value, authorized is 650,000 shares. The aggregate par value of all such Class A common stock is $3,250,000.

The total number of shares of Class B common stock, $5.00 par value, authorized is 350,000 shares. The aggregate par value of all such Class B common stock is $1,750,000.

Subject to the powers of the Commissioner of Banking, 8 V.S.A, § 501, at every meeting of shareholders, every owner of Class A common stock shall be entitled to (l) vote in person or by proxy for each share of Class A common stock standing in his name on the books of the corporation on the record date fixed for the determination of the shareholders entitled to vote at such meeting; or if there be no such date so fixed, then on the date fifty (50) days prior to the meeting.

Holders of Class B common stock shall not be entitled to vote their Class B common stock. In all other respects Class A and Class B common stock are identical.

The non-voting Class B common stock shall be convertible into shares of the voting Class A common stock, on a share for share basis, at such time as the holder of such Class B common stock has complied with the approval, provisions of the Vermont Interstate Banking Act, or amendments to such Act permit voting rights in excess of 5 percent of the issued and outstanding voting stock of the bank, without such approval.

ARTICLE FIVE

TRUSTEE

The number of trustees of the corporation. shall be at least seven and the following are the names and addresses of the persons appointed to act as the initial trustees until their successors are elected and qualified:

	Names	Address
1.	Stanley Gruber	40 Central Street
Woodstock, VT 05088

2.	Georgina M. Williamson	23 Elm Street
Woodstock, VT 05091

3.	Alden Fiertz	South Woodstock, VT 05091

4.	Albert I. Pristaw	Barberry Kill
Woodstock
VT 05091

5.	Marguerite Remington	5 Central Street
Woodstock, VT 05091

6.	Kathy Sanz	South Pomfret Road
Woodstock, VT 05091

7.	Charles H. Gibbs, Jr.	South Road
Woodstock, VT 05091

The Trustees of the Corporation shall be sworn before entering upon their respective offices and shall hold office until their successors are duly elected and qualified. The Trustees shall own not less than ten (10) shares of the stock absolutely unpledged in the Corporation. Shares of stock necessary to enable a trustee to qualify shall be lodged with the treasurer of the Corporation and held by him free from encumbrance during the term of office of the owner. Except with the written consent of the Federal Deposit Insurance Corporation, no person shall serve as trustee who has been convicted, or who is hereafter convicted, of any criminal offense involving dishonesty or a breach of trust.

Members of the Board of Trustees and members of any committees designated by the Board, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such a meeting.

ARTICLE SIX

DURATION

The period of duration of the Corporation shall be perpetual.

ARTICLE SEVEN

REGISTERED AGENT AND OFFICE

The registered office of the Corporation is located at One Bond Street, Woodstock, Vermont, and the registered agent at such address is Paul J. O’Leary.

ARTICLE EIGHT

FISCAL YEAR

The operating year of the Corporation shall begin on January 1st of each year.

ARTICLE NINE

INCORPORATORS

The following are incorporators, two-thirds of whom are Vermont residents:

Residence
1.	Ms. Emma Brown Anderson	VT
P.O. Box 58
South Pomfret, VT 05067

2.	Ronald Bower	VT
11 Brentwood Drive
Rutland, VT 05701

3.	Mr. Alden Fiertz	NY
S. Woodstock, VT 05091

4.	Mrs. Beverly Fiertz	VT
S. Woodstock, VT 05091

5.	Mrs. Florence H. Fitzhugh	VT
Pine Tree Road
Norwich, VT 05055

6.	John H. Fitzhugh, Esq.	VT
39 Liberty Street
Montpelier, VT 05602

7.	Mr. William W. Fitzhugh	VT
Pine Tree Road
Norwich, VT 05055

8.	Mr. Kurt Gerrish	NH
Gerrish Auto
P.O. Box 99
Lebanon, NH 03766

9.	Mr. Scott J. Gerrish	VT
15 Rose Hill
Woodstock, VT 05091

10.	Charles Gibbs, Esq.	VT
South Road
Woodstock, VT 05091

11.	Mrs. Esther Gruber	MA
40 Central Street
Woodstock, VT 05091

12.	Mr. Stanley Gruber	MA
40 Central Street
Woodstock, VT 05091

13.	Dr. Henry Kaufman	NJ
337 West Shore Drive
Wyckoff, NJ 07481

14.	Mr. Ralph Kaufman	VT
Bridgewater Road
Woodstock, VT 05091

15.	Mr. Joseph P. Lombard	MA
1140 Webster Street
Needham, MA 02191

16.	Mr. Michael E. Pierce	VT
27 The Green
Woodstock, VT 05091

17.	Mr. Albert I. Pristaw	VT
Barberry Hill
Woodstock, VT 05092

18.	Mr. Timothy Reilly	NY
414 E. 57th Street
New York. NY 10022

19.	Mr. John Remington	VT
5 Central Street
Woodstock, VT 05091

20.	Mrs. Marguerite Remington	VT
5 Central Street
Woodstock, VT 05091

21.	Achilles A. Rustici, Jr	NH
P.O. Box 145
Plainfield, NH 03781

22.	Jill Rustici	NH
P.O. Box 145
Plainfield, NH 03781

23.	Ms. Kathy Sanz	VT
Barber Hill
S. Pomfret Road
Woodstock, VT 05091

24.	Ms. Georgina M. Williamson	VT
23 The Green
Woodstock, VT 05091

ATTACHMENT A

Article Four of the Bank of Woodstock’s Articles of Association is amended and replaced in its entirety, effective June 8, 1998, to read as follows:

There shall be two classes of stock in the corporation. One class shall be known as Class A common stock, the other shall be known as Class B common stock. Both Class A and Class B common stock shall have a par value of $5.00 per share.

The total number of shares of Class A common stock, $5.00 par value, authorized is 1,650,000 shares. The aggregate par value of all such Class A common stock is $8,250,000.

The total number of shares of Class B common stock, $5.00 par value, authorized is 135,965 shares. The aggregate par value of all such Class B common stock is $679,825.

Subject to the powers of the Commissioner of Banking, 8 V.S.A. § 501, at every meeting of Stockholders, every owner of Class A common stock shall be entitled to one (1) vote in person or by proxy for each share of Class A common stock standing in his name on the books of the corporation on the record date fixed for the determination of the Stockholders entitled to vote at such meeting; or if there be no such date so fixed, then on the date fifty (50) days prior to the meeting.

Holders of Class B common stock shall not be entitled to vote their Class B common stock. In all other respects Class A and Class B common stock are identical.

The non-voting Class B common stock shall be convertible into shares of the voting Class A Common stock, on a share for share basis, at such time as the holder of such Class B common stock has complied with the approval provisions of the Vermont Interstate Banking Act, or amendments to such Act permit voting rights in excess of 5 percent of the issued and outstanding voting stock of the bank, without such approval.

ATTACHMENT A

Article Four of the Bank of Woodstock’s Articles of Association is amended and replaced in its entirety, effective 11/25, 1998 to read as follows.

There shall be two classes of stock in the corporation. One class shall be known as Class A common stock, the other shall be known as Class B common stock. Both Class A and Class B common stock shall have a par value of $1.00 per share.

The total number of shares of Class A common stock, $1.00 par value, authorized is 2,650,000 shares. The aggregate par value of all such Class A common stock is $2,650,000.

The total number of shares of Class B common stock, $1.00 par value, authorized is 135,965 shares. The aggregate par value of all such Class B common stock is $135,965.

Subject to the powers of the Commissioner of’ Banking, 8 V.S.A.§ 5.01, at every meeting of the Stockholders, every owner of Class A common stock shall be entitled to one (1) vote in person or by proxy for each share of Class A common stock standing in his name on the books of the corporation an the record date fixed for the determination of the Stockholders entitled to vote at such meeting; or if there be no such date so fixed, then on the date fifty (50) days prior to the meeting.

Holders of Class B Common stock shall not be entitled to vote their Class B common stock. In all other respects Class A and Class B common stock are identical.

The non-voting Class B common stock shall be convertible into shares of the voting Class A common stock, on a share for share basis, at such time as the holder of such Class B common stock has complied with the approval provisions of the Vermont Interstate Banking Act, or amendments to such Act permit voting rights in excess of 5 percent of the issued and outstanding voting stock of the bank, without such approval.

ATTACHMENT A

Article Five of the Bank of Woodstock’s Articles of Association is amended and replaced in its entirely, effective 11/25, 1998 to read as follows:

The number of directors of the corporation shall be at least seven and the following are the names and addresses of the persons appointed to act as the initial directors until their successors are elected and qualified:

	Names	Addresses
1.	Stanley Gruber	40 Central Street
Woodstock. VT 05088

2.	Georgina Williamson	23 Elm Street
Woodstock. VT 05091

3.	Alden Fiertz	South Woodstock, VT 05091

4.	Albert I. Pristaw	Barberry Hill
Woodstock, VT 05091

5.	Marguerite Remington	5 Central Street
Woodstock, VT 05091

6.	Kathy Sanz	South Pomfret Road
Woodstock, VT 05091

7.	Charles H. Gibbs, Jr.	South Road
Woodstock, VT 05091

The Directors of the Corporation shall be sworn before entering upon their respective offices and shall hold office until their successors are duly elected and qualified. The Directors shall own not less than ten (10) shares of the stock absolutely unpledged in the Corporation. Shares of stock necessary to enable a director to qualify shall be lodged with the treasurer of the Corporation and held by him free from encumbrance during the term of office of the owner. Except with the written consent of the Federal Deposit Insurance Corporation, no person shall serve as director who has been convicted, or who is hereafter convicted, of any criminal offense involving dishonesty or breach of trust.

Members of the Board of Directors and members of any committee designated by the Board may participate in a meeting of such Board of committee by means of a conference telephone or similar communications equipment by means of which all person participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence at such a meeting.

Attachment A continued

Starting from the 1998 Annual Meeting, the Board of Directors shall be divided as evenly as possible into three classes. At the 1998 Annual Meeting, one class shall be elected to serve for one year, one class shall be elected to serve for two years, and one class shall be elected to serve for three years. As the terms of these classes expire, each newly elected class shall serve for three years, with one class elected each year by the stockholders at the Annual Meeting.

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STATE OF VERMONT

OFFICE OF SECRETARY OF STATE

Certificate of Amendment

I, Deborah L. Markowitz, Secretary of State of the State of Vermont, do hereby certify that the attached is a true copy of the

Articles of Amendment

for

Bank of Woodstock

changing its corporate name to

First Community Bank

as filed in this department effective April 15, 1999

April 2, 1999

Given under my hand and the seal

of the State of Vermont, at

Montpelier, the State Capital

/s/ Deborah L. Markowitz

Deborah L. Markowitz

Secretary of State

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